UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 12, 2006 (July 10, 2006)

BULLDOG TECHNOLOGIES INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-50321	980377543
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301-11120 Horseshoe Way Richmond, British Columbia, Canada	V7A 5H7
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (604) 271-8656

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 26, 2006, the Company executed a one-year employment agreement with Mr. Paul G. Harrington, who was appointed the Company’s President and Chief Executive Officer effective July 1, 2006. The employment agreement, attached hereto as Exhibit 10.71, provides Mr. Harrington a base salary of $150,000, a guaranteed bonus of $75,000 to be earned on the one-year anniversary of the execution date of the employment agreement, an additional bonus of $75,000 to be earned upon the achievement of performance criteria, and an option to purchase 500,000 shares of the Company’s stock, vesting over three (3) years, and exercisable for a period up to ten (10) years from the date of grant.

Prior to his appointment as President and Chief Executive Officer of the Company, Mr. Harrington was Vice President of Sales at Tagsys Incorporated since November 2005. From February 2002 through November 2005, Mr. Harrington was engaged as a consultant to senior executives of various companies on organizational development and strategic planning issues. From April 1995 through January 2002, Mr. Harrington was Vice President of Sales for Checkpoint Systems Inc.

The Company previously reported on June 13, 2006, the appointment of Mr. Robin Wald, the Company’s Chief Technology Officer, as the Acting Chief Executive Officer. As of June 30, 2006, Mr. Wald resigned as the Acting Chief Executive Officer of the Company. Mr. Wald continues to serve the Company as its Chief Technology Officer and as a member of the Board of Directors.

The Company previously reported on June 5, 2006, the resignation of Mr. John Cockburn as the Chief Executive Officer of the Company. Effective June 30, 2006, Mr. Cockburn also resigned as President of the Company and entered into a settlement agreement and release of all claims (the “Settlement Agreement”) with the Company, attached hereto as Exhibit 10.72. In consideration of the Settlement Agreement, the Company will pay Mr. Cockburn a total of $42,000, payable in four (4) equal monthly installments of $10,500 beginning July 1, 2006. Effective July 1, 2006, Mr. Cockburn accepted the newly formed position of Director of Global Sales, pursuant to an employment agreement, attached hereto as Exhibit 10.73. In his capacity as Director of Global Sales, Mr. Cockburn will report to Mr. Kim Leiske, the Company’s Vice President of Sales and Marketing. Mr. Cockburn will continue to serve as the Chairman of the Board of Directors and Founder.

Item 7.01. Regulation FD Disclosure

On July 5, 2006, the Company issued a press release reporting the appointment of Mr. Paul Harrington as the Company’s Chief Executive Officer and President. The press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(a)          Exhibits

10.71                     Employment Agreement dated June 26, 2006 with Paul G. Harrington.

10.72                     Settlement Agreement and Release of All Claims between Bulldog Technologies, Inc. and John M. Cockburn dated as of July 1, 2006.

10.73                     Employment Agreement dated July 1, 2006 with John M. Cockburn.

99.1                           July 5, 2006 Press Release Announcing Appointment of Paul Harrington as Chief Executive Officer and President.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BULLDOG TECHNOLOGIES INC.

By:	/s/ Paul G. Harrington
Paul G. Harrington
Chief Executive Officer and President

Date:  July 12, 2006